Exhibit (8)

[LETTERHEAD OF SULLIVAN & CROMWELL LLP]

January 19, 2005

Wachovia Corporation

One Wachovia Center

Charlotte, North Carolina 28288

Dear Sirs:

We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the “Act”) of $3,425,000,000 aggregate amount of debt securities assumed by Wachovia Corporation (the “Company”). We hereby confirm to you that our opinion is as set forth under the caption “United States Taxation” in the prospectus (the “Prospectus”), included in the related Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) on January 19, 2005.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “United States Taxation” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/ SULLIVAN & CROMWELL LLP